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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 28, 2006

HuntMountain Resources

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-01428	68-0612191
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1611 N. Molter Road, Ste. 201, Liberty Lake, WA	99019
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 892-5287

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (5-06)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 5.02 Departure of Directors or Principal Officers, Election of Director; Appointment of Principal Officers

On September 28, 2006, the Company appointed the following officers:

Randal L. Hardy

President

Ronald E. Schutz

Chief Financial Officer

Randal Hardy, 45, has served as Vice President and Chief Financial Officer for HuntMountain since August 2005.  He has extensive experience in operational and financial management of public and private companies.  Prior to joining the Company, Mr. Hardy was the President and CEO of Sunshine Minting, Inc., a Coeur d’Alene, Idaho precious metals custom minting and manufacturing firm for eight years.  He also served as Treasurer of Sunshine Mining and Refining Company from 1991-1997.  Mr. Hardy has a degree in Finance from Boise State University and has achieved designations as a Certified Management Accountant and a Certified Cash Manager.

Ronald Schutz, 56, has over 25 years experience in finance, marketing, and risk management in both the public and private sectors.  In the past five years, he has served as the Director of Finance & Risk Management for Spokane-based building products manufacturer Huntwood Industries, and was a financial advisor and registered representative for Morgan Stanley.  Mr. Schutz holds an MBA from City University and graduated from Western Washington University with a degree in Economics.

Tim Hunt, the previous President, will retain his position as Chairman of the Board of Directors.

Item 7.01

Regulation FD Disclosure

A press release dated September 28, 2006 relating to the appointment of principal officers is attached as Exhibit 99.1.  This information is being disclosed pursuant to Regulation FD.  Accordingly, the information in the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1934, except as shall be expressly set forth by specific reference in such filing.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

99.1

Press Release dated September 28, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Randal Hardy

Date: September 28, 2006

By:__________________________

      Randal Hardy, President

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